SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2009

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A COUNTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On March 27, 2009 the NASDAQ Stock Market ("NASDAQ") notified Charter Communications, Inc. (the "Company") that, in accordance with NASDAQ's Marketplace Rules 4300, 4450(f) and IM-4300, the Company's securities will be delisted by NASDAQ and that trading of the Company's Class A common stock will be suspended at the opening of business on April 7, 2009.  NASDAQ's notice and determination followed the Company's announcement that it and its subsidiaries had filed petitions under Chapter 11 of the United States Bankruptcy Code.  The Company does not plan to appeal NASDAQ's determination to delist the securities.

Attached as Exhibit 99.1 is a press release announcing NASDAQ's delisting notification.

ITEM 7.01 REGULATION FD.

The Company has made information available on its website (www.charter.com under the “Investor and News Center” tab), describing a previously non-public presentation of the Company's management and which includes certain financial and statistical information of the Company.

ITEM 8.01 OTHER EVENTS.

The Company also announced the approval of all of its first-day motions by the United States Bankruptcy Court for the Southern District of New York.  A copy of the press release announcing the approval is attached as Exhibit 99.2.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is filed pursuant to Item 3.01 and 8.01:

Exhibit No.	Description

99.1	Press release, dated March 30, 2009 announcing NASDAQ's delisting notification.
99.2	Press release, dated March 30, 2009 announcing the approval of first day motions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                        CHARTER COMMUNICATIONS, INC.

                         By: /s/ Kevin D. Howard
Date: March 31, 2009                                                                                    Name: Kevin D. Howard
                                                 Title: Vice President, Controller and Chief Accounting Officer

EXHIBIT

Exhibit No.	Description

99.1	Press release, dated March 30, 2009 announcing NASDAQ's delisting notification.
99.2	Press release, dated March 30, 2009 announcing the approval of first day motions.